UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §210.14a-12

Ares Acquisition Corporation II

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT NO. 1 DATED APRIL 7, 2025

TO

PROXY STATEMENT

DATED APRIL 4, 2025

Ares Acquisition Corporation II

245 Park Avenue, 44th Floor

New York, NY 10167

EXTRAORDINARY GENERAL MEETING OF ARES ACQUISITION CORPORATION II

TO BE HELD ON APRIL 22, 2025

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

This supplement (this “Supplement”) supplements, and should be read in conjunction with, the proxy statement of Ares Acquisition Corporation II (“AACT” or the “Company”) dated April 4, 2025, as filed with the United States Securities and Exchange Commission (the “Proxy Statement”) relating to the extraordinary general meeting of the Company to be held on April 22, 2025 at 4:00 p.m. Eastern Time (the “Meeting”). The Meeting is being held in connection with the proposed Extension Amendment Proposal and the Adjournment Proposal, each as more fully described in the Proxy Statement. You are urged to read this Supplement, together with the Proxy Statement, in its entirety. To the extent that the information set forth in this Supplement differs from or updates information contained in the Proxy Statement, the information set forth in this Supplement supersedes or supplements the information in the Proxy Statement. Defined terms used but not defined in this Supplement have the meanings set forth in the Proxy Statement. The Company makes the following amended and supplemental disclosures:

As described in the Proxy Statement, if the Charter Extension is approved and implemented, the holders of Public Shares may elect to redeem all or a portion of their Public Shares in exchange for their pro rata portion of the funds held in the Trust Account. The Company is filing this Supplement to provide additional details regarding the manner in which holders of Class A Ordinary Shares may elect to redeem their Class A Ordinary Shares for cash.

As described in the Proxy Statement, if the Charter Extension is approved and you are a holder of Class A Ordinary Shares and wish to exercise your right to redeem your Class A Ordinary Shares, you must:

(i)

(a) hold Class A Ordinary Shares or (b) hold Class A Ordinary Shares through Units and elect to separate your Units into the underlying Class A Ordinary Shares and Public Warrants prior to exercising your redemption rights with respect to the Class A Ordinary Shares; and

(ii)

prior to 5:00 p.m., Eastern Time, on April 18, 2025 (two business days prior to the initially scheduled date of the Shareholder Meeting) (a) submit a written request to the Transfer Agent that AACT redeem your Class A Ordinary Shares for cash and (b) deliver your Class A Ordinary Shares to the Transfer Agent (together with any applicable share certificates and redemption forms), either physically or electronically through DTC.

Notwithstanding the foregoing, the Company advises shareholders that the Company understands that the Transfer Agent may be delayed in processing written requests submitted on April 18, 2025 and, while DTC is scheduled to be open on April 18, 2025, its services will be limited and DTC’s DWAC (Deposit Withdrawal at Custodian) System will not be able to accept redemptions on that date.

AS A RESULT, IF YOU WISH TO REDEEM YOUR CLASS A ORDINARY SHARES HELD THROUGH DTC, YOU MUST SUBMIT A WRITTEN REQUEST TO THE TRANSFER AGENT AND DELIVER YOUR CLASS A ORDINARY SHARES TO THE TRANSFER AGENT NO LATER THAN 5:00 P.M. EASTERN TIME APRIL 17, 2025.

— END OF SUPPLEMENT TO PROXY STATEMENT —